EXCHANGE AND SETTLEMENT AGREEMENT

This Exchange and Settlement Agreement (this “Agreement”) is made and entered into as of June 30, 2023, by and among FiscalNote Holdings, Inc., a Delaware corporation (the “Company”), and GPO FN Noteholder, LLC (the “Investor”). The Company and the Investor are sometimes collectively referred to in this Agreement as the “Parties” and individually as a “Party”.

W I T N E S S E T H:

WHEREAS, the Investor previously held that certain Amended and Restated Senior Secured Subordinated Promissory Note, dated December 29, 2020, issued by FiscalNote, Inc., a wholly-owned subsidiary of the Company (the “Prior Note”), which converted on July 29, 2022, in connection with the closing of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of November 7, 2021 (as amended, the “Business Combination Agreement”), by and among the Company (f/k/a Duddell Street Acquisition Corp.), Grassroots Merger Sub, Inc., and FiscalNote Intermediate Holdco, Inc. (f/k/a FiscalNote Holdings, Inc.), into an aggregate of 7,781,723 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”);

WHEREAS, the Company desires for the Investor to return, and, subject to the terms and conditions set forth herein, the Investor agrees to return an aggregate of 5,881,723 shares of Common Stock held by it to the Company for cancellation (the “Exchanged Shares”), in exchange for the issuance and sale by the Company to the Investor of a subordinated convertible promissory note in an initial principal amount of $46,793,888.70 (the “Exchange”), in the form attached hereto as Exhibit A (the “New Note” and, together with the Subordination Agreement (as defined herein) and this Agreement, the “Transaction Documents”);

WHEREAS, the Exchange would be effected pursuant to nonexclusive exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), including but not limited to, Sections 3(a)(9) and 4(a)(2) thereof;

WHEREAS, in consideration for the Exchange, the Company and the Investor agree to provide certain mutual releases, as contemplated herein, releasing each of them from all liabilities and obligations to the other, as between them, other than liabilities and obligations owed under and relating to the Transaction Documents; and

WHEREAS, the Company and the Investor desire to enter into certain agreements set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and the mutual benefits hereby provided, the Company and the Investor, intending to be legally bound, hereby agree as follows:

Section 1.
Exchange of Exchanged Shares for New Note.
1.1
Exchange. Subject to the terms and conditions hereinafter set forth, the Investor and the Company hereby agree that the Company shall acquire from the Investor, and the

Investor shall transfer, assign and deliver to the Company, all of its rights, title and interest in the Exchanged Shares, free and clear of any Liens (as defined below), in exchange for the issuance by the Company of the New Note. The Investor agrees that upon the Closing (as defined below), the Investor shall have no right, title or interest in, or to, the Exchanged Shares.
1.2
Closing. The closing of the Exchange (the “Closing” and such date of Closing, the “Closing Date”) shall take place remotely via electronic delivery of the documents and signatures required for the consummation of the transactions contemplated by this Agreement. At the Closing, (a) the Investor shall deliver to the Company (i) the Exchanged Shares and (ii) the Transaction Documents, duly executed by the Investor, and (b) the Company shall deliver to the Investor (i) the Transaction Documents, duly executed by the Company and, with respect to the New Note, the guarantors party thereto and (ii) the opinion of Paul Hastings LLP, the Company’s outside counsel, dated as of the Closing Date, in a customary form reasonably acceptable to the Investor.
1.3
Full Consideration. The Investor acknowledges and agrees that receipt of the New Note pursuant to the Exchange constitutes complete satisfaction of all obligations or any other sums due to the Investor with respect to the Prior Note, the Exchanged Shares and the exchange of the Exchanged Shares.
1.4
Securities Act Exemption. The Exchange is being effected pursuant to nonexclusive exemptions from registration under the Securities Act, including but not limited to, Sections 3(a)(9) and 4(a)(2) thereof.
Section 2.
Representations of the Investor

The Investor represents and warrants to the Company as follows:

2.1
Capacity; Residency; Ownership. The principal place of residence or business of the Investor is correctly set forth below on the signature page to this Agreement under the caption “Address” with respect to the Investor. The Investor is the beneficial owner of the Exchanged Shares, free and clear of all mortgages, liens, pledges, charges, security interests, encumbrances, title retention agreements, options, preemptive rights, equity or other adverse claims thereto (collectively, “Liens”) (other than pledges or security interests that the Investor may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker). The Investor has not, in whole or in part, other than as described in the immediately preceding sentence and as contemplated by this Agreement, (i) assigned, transferred, hypothecated, pledged or otherwise disposed of the Exchanged Shares or its rights in the Exchanged Shares or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to the Exchanged Shares. Upon the Investor’s delivery of the Exchanged Shares to the Company, such Exchanged Shares shall be free and clear of all Liens created by the Investor.
2.2
Authority. The Investor has the requisite power and authority to enter into and deliver the Transaction Documents, to perform the Investor’s obligations thereunder and to consummate the transactions contemplated thereby. The Investor has duly executed and delivered the Transaction Documents and has obtained the necessary authorizations, if any, to execute and deliver the Transaction Documents, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The Transaction Documents are, or will be, as applicable, a valid, legal and binding obligation of the Investor, enforceable against the Investor in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).
2.3
Governmental Authorization; Consents. The execution, delivery and performance by the Investor of the Transaction Documents and the consummation by the Investor of the transactions contemplated thereby will not require any consent, approval, action, order, authorization or permit of, or registration or filing with, any governmental body, agency, official or authority, other than such as may be required under any applicable state securities laws, or any other consents, waivers, approvals, actions, orders, authorizations, registrations, declarations, filings and permits that, if not obtained or made, would have a material adverse effect on the ability of the Investor to consummate the transactions contemplated by the Transaction Documents.
2.4
Non-Contravention. The execution, delivery and performance of the Transaction Documents and the consummation by the Investor of the transactions contemplated thereby do not and will not (a) conflict with or result in a breach or violation of any term or provision of, or constitute a default under (or an event that with or without notice or lapse of time, or both, could reasonably be expected to become a default), or otherwise give rise (with or without notice or lapse of time or both) to a right of termination, amendment, cancellation or acceleration under, any note, bond, mortgage, indenture, lease, franchise, permit or other agreement or instrument to which the Investor is a party or by which the Investor is bound or affected or by which any of the property or assets of the Investor are bound or affected, or (b) conflict with or result in a breach or violation of any term or provision of, any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Investor or any of the Investor’s properties or assets, other than any items that have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Investor to consummate the transactions contemplated by the Transaction Documents.
2.5
Investor Intent; No Registration. The Investor represents that the Investor is not acquiring the New Note with a view to, or for resale in connection with, any distribution of the New Note in violation of the Securities Act. The Investor understands that the New Note, the shares of the Company’s capital stock issuable upon conversion of the New Note (the “Conversion Shares”), the guarantees of the New Note (the “Guarantees” and, together with the New Note, the “Note Securities”) and any other shares issued in respect of payment under the New Note or the Guarantees (the “Payment Shares” and, together with the Conversion Shares, the “Issuable Shares” and, the Note Securities together with the Issuable Shares, the “Securities”) have not been registered under the Securities Act or the securities laws of any state and that the Note Securities are being issued to the Investor, and the Issuable Shares will be issued to the Investor, by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the Investor and upon the other representations made by the Investor in this Agreement. The Investor understands that neither the Note Securities nor Issuable Shares have been approved or disapproved by the U.S. Securities and Exchange Commission (the “SEC”) or by any other federal, state or other agency, and that no such agency has passed on the accuracy or adequacy of disclosures made to the Investor by the Company. No federal, state or other governmental agency has passed on or made any recommendation or endorsement of the Securities or an investment in the Company. The Investor understands that the Company is relying upon the representations and agreements made by the Investor in this Agreement.
2.6
Restrictions on Sale and Transfer. The Investor understands that the Investor may not sell or transfer any of the Securities unless the applicable Securities are registered for resale pursuant to the requirements of the Securities Act and of any applicable state or “blue sky” securities laws or regulations, or the applicable Securities are sold pursuant to an applicable exemption from the registration requirements under the Securities Act and under any applicable state or “blue sky” securities laws or regulations. The Investor agrees to provide the Company customary certificates reasonably requested by the Company to effectuate any transfer pursuant to an applicable exemption from the registration requirements under the Securities Act.
2.7
Investment Experience. The Investor (i) has such knowledge, sophistication and experience in business and financial matters that the Investor is capable of evaluating the merits and risks of the Exchange; (ii) fully understands the nature, scope and duration of the trading and transfer limitations applicable to the Securities; (iii) is able, without impairing the Investor’s financial condition, to hold the Note Securities being acquired hereunder, and the Issuable Shares that may be acquired, by the Investor for an indefinite period of time and to suffer a complete loss of the Investor’s investment in the Note Securities and the Issuable Shares pursuant to the Exchange; and (iv) is an “Accredited Investor” as defined in Regulation D under the Securities Act.
2.8
Information Regarding the Company. The Investor represents that (a) the Company has made available to the Investor, a reasonable time prior to the date of this Agreement, information concerning the Company sufficient for the Investor to make an informed decision regarding an investment in the Company and has been provided an opportunity to ask questions and receive answers concerning the Company and the Securities; (b) the Company has made available to the Investor, a reasonable time prior to the date of this Agreement, the opportunity to obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense deemed necessary by the Investor to verify the accuracy of the information provided, and the Investor has received all such additional information requested; and (c) the Investor has not relied on the Company in connection with the Investor’s investigation or the accuracy of the information provided or in making any investment decision other than as contained in the Transaction Documents.
2.9
No Reliance. The Investor has not looked to, or relied in any manner upon, the Company or any of the Company’s Affiliates (as defined below), owners, members, managers, directors, partners, officers, employees, agents or representatives (collectively, the “Initial Specified Parties”) for advice about tax, financial or legal consequences of a purchase of or investment in the Securities, and none of the Initial Specified Parties has made or is making any representations or warranties to Investor about, or guaranties of, tax, financial or legal outcomes of a purchase of or an investment in the Securities. Investor has had the opportunity to review with its own tax advisors the federal, state and local tax consequences of this investment in the Securities and the transactions contemplated by the Transaction Documents. Investor understands that Investor (and not the Initial Specified Parties) shall be responsible for Investor’s own tax liability that may arise as a result of this investment or the transactions contemplated by the Transaction Documents. Investor has had the opportunity to consult with Investor’s own legal counsel in connection with Investor’s investment in the Securities and acknowledges that Investor is relying solely on Investor’s own legal counsel and not on the Company or any of the other Initial Specified Parties or any of their respective agents for legal advice with respect to this investment or the transactions contemplated by the Transaction Documents. As used in this Agreement, “Affiliate” means, with respect to any Person, any other Person that, directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person. As used in the definition of Affiliate in the preceding sentence, “control” (including its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies of the applicable Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). As used in this Agreement, “Person” means an individual, corporation, limited liability company, partnership, joint venture, trust or an incorporated organization or association or other form of entity or business enterprise or a governmental entity.
Section 3.
Representations of the Company

The Company represents and warrants to the Investor as follows:

3.1
Organizational Matters. The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, having the requisite corporate power and authority to own its properties and to carry on its business as conducted.
3.2
Authority. The Company has the requisite corporate power and authority to enter into and deliver the Transaction Documents, perform its obligations thereunder and consummate the transactions contemplated thereby. The Company has duly executed and delivered the Transaction Documents and has obtained the necessary authorizations, if any, to execute and deliver the Transaction Documents, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The Transaction Documents are, or will be, as applicable, valid, legal and binding obligation of the Company enforceable against the Company in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).
3.3
Governmental Authorization; Consents. The execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby will not require any consent, approval, action, order, authorization or permit of, or registration or filing with, any governmental body, agency, official or authority, other than such as may be required under any applicable state securities laws, or any other consents, waivers, approvals, actions, orders, authorizations, registrations, declarations, filings and permits that, if not obtained or made, would have a material adverse effect on the business, properties, management, financial position, stockholders’ equity or results of operations of the Company or the ability of the Company to timely consummate the transactions contemplated by the Transaction Documents.
3.4
Non-Contravention. The execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby do not and will not (a) contravene or conflict with the bylaws or the certificate of incorporation of the Company, (b) assuming the truthfulness of the representations of the Investor made in this Agreement, conflict with or result in a breach or violation of any term or provision of, any law, judgment, injunction, order or decree binding upon or applicable to the Company, or (c) conflict with or result in a breach or violation of any term or provision of, or constitute a default under (or an event that with or without notice or lapse of time, or both, could reasonably be expected to become a default), or otherwise give rise (with or without notice or lapse of time or both) to a right of termination, amendment, cancellation or acceleration under, any note, bond, mortgage, indenture, lease, franchise, permit or other agreement or instrument to which the Company is a party or by which the Company is bound or affected or to which any of the properties or assets of the Company is bound or affected, except, in the case of clauses (b) and (c), any items that have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, management, financial position, stockholders’ equity or results of operations of the Company or the ability of the Company to timely consummate the transactions contemplated by the Transaction Documents.
3.5
Securities Act Exemption. The Company covenants and represents to the Investor that the Company has not received, does not anticipate receiving, does not have any agreement to receive and has not been given any promise to receive any consideration from any investor or any other Person in connection with the transactions contemplated by the Exchange, other than as set forth herein.
3.6
Delivery Free of Liens. Upon the Company’s delivery of the New Note to the Investor pursuant to the Exchange, such New Note will be free and clear of all Liens.
3.7
Listing of Issuable Shares. At or before the Closing, the Company will have submitted to the New York Stock Exchange a Supplemental Listing Application with respect to the Conversion Shares. The Company will submit to the New York Stock Exchange a Supplemental Listing Application with respect to any Payment Shares prior to such Payment Shares being issued. The Company will use its commercially reasonable efforts to maintain the listing of the Conversion Shares, and any Payment Shares when issued, on the New York Stock Exchange for so long as the Common Stock is then so listed.
3.8
Issuable Shares. The Company has duly authorized and reserved a number of Conversion Shares for issuance upon conversion of the New Note equal to the initial maximum number of such Conversion Shares issuable upon conversion, and, when such Conversion Shares are issued upon conversion of the New Note or such Payment Shares are issued in respect of payment under the New Note or the Guarantees in accordance with the terms of the New Note, such Issuable Shares will be validly issued, fully paid and non-assessable, and the issuance of any such Issuable Shares will not be subject to any preemptive or similar rights.

3.9
No Litigation. There is no action, lawsuit, arbitration, claim or proceeding pending or, to the knowledge of the Company, threatened, against the Company that would reasonably be expected to be required to be disclosed under Item 103 of Regulation S-K that has not been so disclosed.
3.10
Investment Company Act. The Company is not and, after giving effect to the transactions contemplated by this Agreement, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.
3.11
Public Filings. As of the date hereof, the Company’s filings with the SEC, including, without limitation, all information filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act” and such filings and submissions, collectively, the “Public Filings”), since such date that is twelve (12) months prior to the date of this Agreement, complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder applicable to the Public Filings, and none of the Public Filings, at the time they were filed with the SEC and subject to the qualifications contained therein, contained an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company represents that, as of the date hereof, except for the transactions contemplated by the Transaction Documents, no event has occurred that would be required to be disclosed on a Current Report on Form 8-K that has not been so disclosed.
Section 4.
Registration Rights.
4.1
As promptly as practicable after the later of (i) the Closing Date and (ii) the date that the Company is eligible to register the Conversion Shares for resale on Form S-3 for a secondary offering by the Investor, the Company shall file with the SEC a Registration Statement on Form S-3 (or resale prospectus supplement to an existing registration statement) (the “Registration Statement”) registering the resale of the Conversion Shares (including additional shares issued pursuant to any stock split, stock dividend, distribution, recapitalization, merger, exchange, replacement or similar transaction with respect to the Conversion Shares) by the Investor and naming the Investor as a selling stockholder therein and use commercially reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable after the filing thereof but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the SEC notifies the Company that it will “review” the Registration Statement) following the later of (i) the Closing Date and (i) the date that the Company is eligible to use Form S-3 for a secondary offering and (ii) the 5th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review.
4.2
The Company will use its commercially reasonable efforts to provide a draft of the Registration Statement to the Investor for review at least two (2) business days in advance of filing the Registration Statement. Upon notification by the SEC that the Registration Statement has been declared effective by the SEC, within two (2) business days thereafter, the Company shall file the final prospectus under Rule 424 of the Securities Act. The Company shall maintain the effectiveness of such Registration Statement until, after the New Note has been repaid, redeemed or converted in full, the earlier of (i) the end of the first period of 90 consecutive days during which the Issuable Shares are eligible to be sold by the holders thereof pursuant to a then effective registration statement on each trading day within such 90 day period; provided Rule 144 under the Securities Act (or another exemption from registration thereto) is available at the end of such period without regard to volume limitations or manner of sale restrictions thereunder and (ii) the date all Issuable Shares have been sold by the Investor (the “Registration Obligation Date”).
4.3
Until the Registration Obligation Date, the Company will use commercially reasonable efforts to (i) update or amend the Registration Statement as necessary to include the Issuable Shares and (ii) prepare such supplements or amendments (including a post-effective amendment), if required by applicable law, to the Registration Statement and file any other required document so that such Registration Statement will remain effective; provided, that no such supplement, amendment or filing will be required during a Blackout Period. In the event of a Blackout Period, the Company shall (x) deliver to the Investor a certificate signed by the chief executive officer, chief financial officer, general legal officer or treasurer of the Company confirming that the conditions described in the definition of Blackout Period are met, which certificate shall contain an approximation of the anticipated delay, and (y) notify the Investor promptly upon each of the commencement and the termination of each Blackout Period (and such notice shall not contain any material information beyond the commencement or termination dates, as applicable, of such Blackout Period), which notice of termination shall be delivered no later than the close of business of the last day of the Blackout Period. “Blackout Period” means in the event that the Company determines in good faith that any registration or sale pursuant to any registration statement would reasonably be expected to materially adversely affect or materially interfere with any bona fide financing of the Company or any material transaction under consideration by the Company or would require disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would adversely affect the Company in any material respect, a period of up to forty-five (45) days; provided that a Blackout Period described in this clause may not be called by the Company more than twice in any period of twelve (12) consecutive months. Notwithstanding anything to the contrary, the Company shall use commercially reasonable efforts to cause its transfer agent to deliver unlegended Common Stock to a transferee of the Investor, provided such transfer is a valid transfer in accordance with the terms of this Agreement, in connection with any sale of Issuable Shares with respect to which the Investor has entered into a contract for sale, prior to the Investor’s receipt of the notice of a Blackout Period and for which the Investor has not yet settled.
4.4
Until the later of (i) the date that the Investor no longer holds any Issuable Shares and (ii) the date that the New Note is no longer outstanding, the Company will use commercially reasonable efforts to (A) make and keep public information available, as those terms are understood and defined in Rule 144, (B) file in a timely manner all reports and other documents with the SEC required under the Exchange Act and (C) provide all customary and reasonable cooperation necessary, in each case, to enable the Investor to resell the Issuable Shares pursuant to the Registration Statement or Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available to the Investor), as applicable.

4.5
The Company (A) shall remove any legend from the book entry position and/or certificates evidencing the Issuable Shares within two (2) business days following the earliest of the time the Investor provides the Company notice that such Issuable Shares are subject to and are sold or transferred pursuant to an effective Registration Statement or Rule 144 or (B) shall take commercially reasonable efforts to remove any legend from the book entry position and/or certificates evidencing the Issuable Shares within two (2) business days (or as promptly as practicable thereafter) following the earliest of such time as such Issuable Shares are eligible to be sold or transferred pursuant to an effective Registration Statement or Rule 144 (it being understood and agreed that Rule 144 and related SEC guidance does not provide for a blanket legend removal for a former shell company absent a transfer of securities). In either of cases (A) or (B) of the immediately preceding sentence in connection with removing legends from Issuable Shares, the Company shall, reasonably promptly following any request therefor from the Investor accompanied by such customary and reasonably acceptable representations and other documentation (which shall not include a legal opinion unless the Investor is then an Affiliate of the Company, but will, in connection with an effective Registration Statement, require delivery of a certificate in the form of Exhibit B hereto) from or on behalf of the Investor establishing that restrictive legends are no longer required, deliver to its transfer agent irrevocable instructions that the transfer agent shall make a new, unlegended entry for such Issuable Shares and issue such unlegended Issuable Shares to the Investor. The Investor understands and agrees that the Company agrees to take commercially reasonable steps to have such legends removed in accordance with the immediately preceding sentence, but the removal of such legends will be subject to the determination of the transfer agent. The Company shall be responsible for the fees of the transfer agent associated with such issuance.
Section 5.
Subordination Agreement. By acceptance of the New Note, Investor agrees to execute and deliver subordination agreements (the “Subordination Agreement”) in form reasonably acceptable to the Investor and reasonably requested from time to time by holders of the Company’s senior indebtedness.
Section 6.
Mutual Release. Upon the Closing, including receipt of the New Note, in the case of the Investor, and the Exchanged Shares and Subordination Agreement, in the case of the Company, each respective Party hereto, for itself, its successors, predecessors, assigns, subsidiaries, parents, affiliates and/or related entities, as well as their officers, directors, owners, members, employees, partners, agents, guarantors, investors, and/or any other successor in interest, hereby, and from the beginning of time through the date of the Transaction Documents, releases, acquits and forever discharges the other Party, its successors, predecessors, assigns, subsidiaries, parents, affiliates and/or related entities, as well as their officers, directors, owners, members, employees, partners, agents, attorneys, guarantors, investors, and/or any other successor in interest, from any and all claims, counterclaims, demands, actions, causes of action, damages, costs, expenses, fees, suits, debts, dues, sums of money, accounts, bonds, bills, contracts, covenants, controversies, variances, judgments, obligations and other liabilities whatsoever, whether known or unknown, whether foreseen or unforeseen, whether in law or in equity, whether compulsory or permissive, whether sounding in tort, contract, fraud, statutory or regulatory violation or whether arising under federal, state, common, statutory or foreign law, or any other law, rule or regulation that arise out of or relate in any way to the Prior Note, including, but not limited to, the Business

Combination Agreement as it relates in any way to the Prior Note, amounts due or payable thereunder or shares issuable upon conversion thereof.
Section 7.
Disclosure. The Company agrees to publicly disclose at or before 8:30 a.m., New York City time, on the first business day after the date of this Agreement (such time and date, the “Release Time”), in a publically available press release or Current Report on Form 8-K filed or furnished with the SEC in form and substance reasonably acceptable to the Investor (as applicable, the “Disclosure Document”), all material terms of the Exchange contemplated by this Agreement and the other Transaction Documents. In addition, effective upon the earlier of (i) the Release Time and (ii) the issuance or filing of the Disclosure Document, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement relating to the subject matter hereof, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. In connection with any subsequent communications between the Company and the Investor, if the Investor affirmatively indicates at the outset of the communication a desire not to receive material non-public information regarding the Company or any of its subsidiaries, the Company shall not, and shall cause each of its subsidiaries and its and each of their respective affiliates, officers, directors, employees and agents, not to, provide the Investor with any material non-public information regarding the Company or any of its subsidiaries from and after the date hereof without the express prior written consent of the Investor. The Company understands and confirms that the Investor and its affiliates will rely on the foregoing representations in effecting transactions in securities of the Company. The Company shall not disclose the name of the Investor in the Disclosure Document or in any other filing, announcement, release or otherwise without the prior written consent of the Investor, except to the extent such disclosure is required by applicable law, rule, regulation, SEC or stock exchange requirement or at the request of any governmental or regulatory agency or as required by legal process.
Section 8.
Miscellaneous.
8.1
Termination, Waiver, Amendment. Neither this Agreement nor any provisions hereof shall be waived, modified, changed, discharged or terminated (except as provided in Section 8.11 hereof), except by an instrument in writing signed by the party against whom such waiver, modification, change, discharge or termination is sought.
8.2
Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or any Investor, without the prior written consent of the other party hereto.
8.3
Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof so long as this Agreement as so modified continues to express, without material change, the original intentions of the Company and the Investor as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the

Company or the Investor or the practical realization of the benefits that would otherwise be conferred upon the Company or the Investor. The Company and the Investor will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).
8.4
Section and Other Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
8.5
Entire Agreement. This Agreement, together with the New Note and Subordination Agreement, contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior representations, promises, assurances, arrangements or understandings (whether written or oral) with respect thereto.
8.6
Counterparts; Electronic Signatures. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto and each such executed counterpart shall be deemed to be an original instrument. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (including pdf format and any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) will be effective as delivery of a manually executed counterpart hereof.
8.7
Notices. All notices and other communications provided for herein and all legal processes in regard hereto shall be validly given, made or served, if in writing and delivered by personal delivery, overnight courier, e-mail or registered or certified mail, return-receipt requested and postage prepaid if addressed as follows:

If to the Investor, to:

c/o Stonehill Capital Management LLC

320 Park Avenue, 26th Floor

New York, NY 10022
Attention: Michael Stern; Paul D. Malek

Email: mstern@stonehillcap.com; pmalek@stonehillcap.com

With a copy (which shall not constitute notice) to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Attention: Eleazer Klein, Esq.

Email: eleazer.klein@srz.com

If to the Company, to:

1201 Pennsylvania Avenue NW, 6th Floor

Washington, DC 20004
Attention: Senior Vice President, General Counsel & Secretary

Email: todd.aman@fiscalnote.com

With a copy (which shall not constitute notice) to:

Paul Hastings LLP

2050 M Street NW

Washington, DC 20036
Attention: Brandon Bortner

Email: brandon.bortner@paulhastings.com

Any such communication shall be deemed given, made or served as of the date so delivered or, in the case of any communication delivered by mail, as of the date so received.

8.8
Governing Law; Waiver of Jury Trial; Submission to Jurisdiction. THIS AGREEMENT, AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PARTIES AGREE TO WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE ARISING FROM OR RELATED TO THIS AGREEMENT. Each Party agrees that any suit, action or proceeding bought by it against the other Party arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted exclusively in federal or state courts located in the State of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding.
8.9
Third-Party Rights. Notwithstanding any other provision of this Agreement, this Agreement shall not create benefits on behalf of any other Person not a party to this Agreement, and this Agreement shall be effective only as among the parties hereto, their successors and permitted assigns (and as otherwise expressly contemplated in Section 5 hereof).
8.10
Payment of Expenses. Each party hereto shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however that the Company shall reimburse Investor’s reasonable documented third-party expenses incurred in connection with the Exchange up to a maximum of $100,000.
8.11
Termination. Notwithstanding any other provision hereof to the contrary, if the Closing has not occurred by 5:00 p.m. (New York City time) on July 5, 2023, unless otherwise mutually agreed to by the parties to this Agreement, the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date by delivering a written notice to that effect to each other party to this Agreement and without liability of any party to any other party.
8.12
19.99% Share Cap. The Parties hereto understand and agree that the number of shares of Common Stock issuable under the New Note shall not exceed the 19.99% Share Cap (as defined in the Supplemental Listing Application submitted to the New York Stock Exchange related to the Exchange and the New Note) unless the Company has previously obtained the requisite Stockholder Approval (as defined in the New Note).

(Signature Page Follows)

IN WITNESS WHEREOF, the Company and the Investor have executed this Agreement as of the date first written above.

COMPANY:

FISCALNOTE HOLDINGS, INC.

By: /s/ Timothy Hwang
Name: Timothy Hwang

Title: President and Chief Executive Officer

IN WITNESS WHEREOF, the Company and the Investor have executed this Agreement as of the date first written above.

Investor:

gpo fn noteholder, llc

By: Stonehill Capital Management LLC, its manager

By: /s/ Paul Malek
Name: Paul Malek

Title: Authorized Signatory

Exhibit A

Form of New Note

NEITHER THIS SENIOR SUBORDINATED CONVERTIBLE PROMISSORY NOTE NOR THE SECURITIES INTO WHICH THIS SENIOR SUBORDINATED CONVERTIBLE PROMISSORY NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR OTHER JURISDICTION AND HAS BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNT SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(a) OF THIS NOTE.

ALL INDEBTEDNESS EVIDENCED BY THIS SENIOR SUBORDINATED CONVERTIBLE PROMISSORY NOTE IS SUBORDINATE TO OTHER INDEBTEDNESS PURSUANT TO, AND TO THE EXTENT PROVIDED IN, AND IS OTHERWISE SUBJECT TO THE TERMS OF, THE SUBORDINATION AGREEMENT, DATED AS OF JULY [•], 2023 (THE “SUBORDINATION AGREEMENT”), AS THE SAME MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, BY AND AMONG THE HOLDER (AS DEFINED BELOW), THE COMPANY (AS DEFINED BELOW) AND RUNWAY GROWTH FINANCE CORP. (TOGETHER WITH ITS PERMITTED SUCCESSORS AND ASSIGNS), AS ADMINISTRATIVE AGENT FOR THE SENIOR LENDERS (AS DEFINED IN THE SUBORDINATION AGREEMENT) FROM TIME TO TIME PARTY TO THE SENIOR LOAN AGREEMENT (AS DEFINED IN THE SUBORDINATION AGREEMENT), AND HOLDER, BY ITS ACCEPTANCE HEREOF, ACKNOWLEDGES AND AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

Issue Date: [•], 2023
Principal Amount: $46,793,888.70
Conversion Price (subject to adjustment as set forth herein): $8.28

7.50% SENIOR SUBORDINATED CONVERTIBLE PROMISSORY NOTE DUE [●], 2028

THIS 7.50% SENIOR SUBORDINATED CONVERTIBLE PROMISSORY NOTE is issued by FiscalNote Holdings, Inc., a Delaware corporation (the “Company”), having its principal place of business at 1201 Pennsylvania Avenue, NW, 6th Floor, Washington, District of Columbia, 20004 8201 (this note, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and of the Subordination Agreement, the “Note” and “Notes” refers to this Note along with any portion(s) of this Note transferred to a transferee).

FOR VALUE RECEIVED, the Company promises to pay to GPO FN Noteholder, LLC or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $46,793,888.70 on or prior to [•], 2028 (the “Maturity Date”), or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then-outstanding principal amount of this Note (including any PIK Interest (as defined below) paid) in accordance with the provisions hereof. This Note was issued pursuant to the securities exchange and settlement agreement, dated June 30, 2023 (the “Subscription Date”) among the Company and the Holder (as amended, restated, supplemented or otherwise modified from time to time, the “Exchange Agreement”).

Section 1.
Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Exchange Agreement and (b) the following terms shall have the following meanings:

“19.99% Share Cap” has the meaning set forth in the supplemental listing application submitted to the NYSE related to the Exchange Agreement and this Note.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

"Attribution Parties" means, collectively, the following Persons: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issue Date, directly or indirectly managed or advised by the Holder's investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Person whose beneficial ownership of the Common Stock would or could be aggregated with the Holder's and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties of the Holder to the Maximum Percentage.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors.

“Board of Directors” means, with respect to the Company, the board of directors of the Company or a committee of such board duly authorized to act for it.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Cash Interest” shall have the meaning set forth in Section 2(a) hereof.

“Close of Business” means 5:00 p.m., District of Columbia time.

“Common Stock” means the Class A common stock, par value $0.0001 per share, of the Company.

“Company” shall have the meaning set forth in the Recitals.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, and “Controlling” and “Controlled” have meanings correlative thereto.

“Conversion Date” shall have the meaning set forth in Section 3(a) hereof.

“Conversion Price” means $8.28 per share of Common Stock, subject to adjustment as set forth herein.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Note in accordance with the terms hereof and the Exchange Agreement.

“Credit Agreement” means that certain Amendment and Restatement Agreement, dated as of July 29, 2022, by and among FiscalNote, Inc., the other borrowers party thereto, the guarantors party thereto, Runway Growth Finance Corp., as administrative agent and collateral agent, and the lenders party thereto as in effect as of the date hereof and, except as otherwise noted, as the same may be subsequently amended, modified, replaced or refinanced.

“Distribution” shall have the meaning set forth in Section 4(a) hereof.

“Effective Price” has the following meaning with respect to the issuance or sale of any shares of Common Stock or any Equity-Linked Securities:

(a)
in the case of the issuance or sale of shares of Common Stock, the value of the consideration received or receivable by the Company for such shares, expressed as an amount per share of Common Stock; and
(b)
in the case of the issuance or sale of any Equity-Linked Securities, an amount equal to a fraction whose:
(i)
numerator is equal to sum, without duplication, of (x) the value of the aggregate consideration received or receivable by the Company for the issuance or sale of such Equity-Linked Securities; and (y) the value of the minimum aggregate additional consideration, if any, payable to purchase or otherwise acquire shares of Common Stock pursuant to such Equity-Linked Securities; and
(ii)
denominator is equal to the maximum number of shares of Common Stock underlying such Equity-Linked Securities;

provided, however, that:

(v) in case any option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, (x) the options will be deemed to have been issued for the Option Value of such options and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued or sold for the difference of (I) the aggregate consideration received by the Company less any consideration paid or payable by the Company pursuant to the terms of such other securities of the Company, less (II) the Option Value of such options.

(w) for purposes of clauses (a) and (b)(i) above, all underwriting commissions, placement agency commissions or similar commissions paid to any broker-dealer by the Company in connection with such issuance or sale will be added to the aggregate consideration referred to in such clause (and any other fees or expenses incurred by the Company shall be excluded from such calculation);

(x) for purposes of clause (b) above, if such minimum aggregate consideration, or such maximum number of shares of Common Stock, is not determinable at the time such Equity-Linked Securities are issued or sold, then (1) the initial consideration payable under such Equity-Linked Securities, or the initial number of shares of Common Stock underlying such Equity-Linked Securities, as applicable, will be used; and (2) at each time thereafter when such amount of consideration or number of shares becomes determinable or is otherwise adjusted (including pursuant to “anti-dilution” or similar provisions), there will be deemed to occur, for purposes of Section 4(b) and without affecting any prior adjustments theretofore made to the Conversion Price, an issuance of additional Equity-Linked Securities, provided, that in the case of an Equity-Linked Security with a customary make-whole premium upon specified corporate events or conversion upon redemption by the Company, the lowest possible conversion or exercise price at which such securities may be converted or exercised shall initially be determined without giving effect to such premium (whether payable in securities or the cash value thereof) and without giving effect to such subsequent adjustment;

(y) for purposes of clause (b) above, in the case of the surrender, extinguishment, maturity or other expiration of any such Equity-Linked Securities without exercise by any holders thereof, the Conversion Price hereunder shall be automatically readjusted, without any action required to be taken by the Company, the Board of Directors or the Holder (but to no greater extent than originally adjusted) as if such Equity-Linked Securities had not been issued; and

(z) the “value” of any such consideration will be the fair value thereof, as of the date such shares or Equity-Linked Securities, as applicable, are issued or sold, determined in good faith by the Board of Directors (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

“Eligible Market” means of The New York Stock Exchange, NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market (or any of their respective successors).

“Equity-Linked Securities” means any rights, options or warrants to purchase or otherwise acquire (whether immediately, during specified times, upon the satisfaction of any conditions or otherwise) or securities otherwise convertible into or exchangeable for any shares of Common Stock.

“Event of Default” shall have the meaning set forth in Section 7(a) hereof.

“Excess Shares” shall have the meaning set forth in Section 3(d) hereof.

“Exchange Act” means the U.S. Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agreement” shall have the meaning set forth in the Recitals.

“Excluded Holder” means Tim Hwang, Gerald Yao and Duddell Street Holdings Limited and their respective Affiliates.

“Exempt Issuance” means (a) the Company's issuance of any securities as full or partial consideration in connection with a merger, acquisition, consolidation or purchase of all or substantially all of the securities or assets of a corporation or other entity; (b) the Company’s issuance or grant of shares of Voting Stock (or Equity-Linked Securities) exercisable into or convertible or exchangeable for Voting Stock, or other equity-based awards (including restricted stock units), to employees (or prospective employees who have accepted an offer of employment), directors or consultants (as defined below) of the Company or any of its Subsidiaries, pursuant to plans that have been approved by a majority of the independent members of the Board of Directors; (c) the Company’s issuance of securities upon the exercise, exchange or conversion of any securities that are exercisable or exchangeable for, or convertible into, shares of Voting Stock and are outstanding as of the Issue Date, provided that such exercise, exchange or conversion is effected pursuant to the terms of such securities as in effect on the Subscription Date; (d) the Company’s issuance of securities pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by a majority of the disinterested members of the Board of Directors; (e) the Company’s issuance and sale of Common Stock, Equity-Linked Securities or Options for cash pursuant to a bona fide public offering, at-the-market offering or private placement at an Effective Price of more than $5.00 per share (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar corporate event of general applicability occurring to the shares of Common Stock after the Subscription Date); (f) Equity-Linked Securities permitted to be issued under the Credit Agreement as in effect on the Subscription Date without giving effect to any subsequent amendment, modification, replacement or refinancing; (g) the Company’s issuance of the Note, any shares of Common Stock upon conversion of the Note or the Company’s payment of Interest or principal in respect of the Note; or (h) the Company’s issuance of any securities the proceeds of which are intended to fund an unconditional optional redemption of the Notes in full as of the applicable Optional Redemption Date pursuant to Section 5 hereof (and regardless of whether all or any portion of this Note is converted following the delivery of an Optional Redemption Notice with respect to such redemption); provided, however, that no more than 6,716,930 shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar corporate event of general applicability occurring to the shares of Common Stock after the Subscription Date) in the aggregate are issued or issuable pursuant to clauses (d) and/or (e) as an Exempt Issuance. For purposes of this definition,

“consultant” means a consultant that may participate in an “employee benefit plan” in accordance with the definition of such term in Rule 405 under the Securities Act.

“Freely Tradeable” shall mean each of the following conditions with respect to the issuance of Common Stock pursuant to the terms of the Notes, provided that the Holder may, in its sole and absolute discretion, waive in writing any such condition:

(iii)
shares of Common Stock that are duly authorized and listed and eligible for trading on an Eligible Market; and
(iv)
shares of Common Stock that are eligible to be sold by the holder thereof (a) without any volume or manner of sale restrictions under the Securities Act pursuant to Rule 144 thereunder or (b) pursuant to a then-effective resale registration statement and available prospectus filed with the SEC.

“Freely Tradeable Condition” shall have the meaning set forth in Section 5(a) hereof.

“Fundamental Change” shall mean and be deemed to have occurred at such time as:

(c)
any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Excluded Holder (such exception to apply solely with respect to clause (i) below), files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner” (as that term is used in Rule 13d-3 under the Exchange Act) of more than (i) 50% of the total outstanding voting power of the Voting Stock; (ii) 50% of the outstanding shares of Voting Stock calculated as if any shares of Voting Stock held by such “person” or “group” were not outstanding; or (iii) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Voting Stock or other equity securities of the Company sufficient to allow such “person” or “group” to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Voting Stock without approval of the stockholders of the Company;
(d)
the consummation of a single transaction or series of related transactions for a sale, transfer, lease, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the consolidated property or assets of the Company and its Subsidiaries, taken as a whole, to any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company and/or one or more of the Company’s direct or indirect Subsidiaries (for the avoidance of doubt a merger or consolidation of the Company with or into another Person is not subject to this clause (b));
(e)
any transaction or series of related transactions is consummated in connection with which (whether by means of merger, exchange, liquidation, tender offer, consolidation, combination, reclassification, recapitalization, acquisition or otherwise) all of the Company’s Class A common stock, par value $0.0001 per share, and Class B common stock, par value $0.0001 per share, are exchanged for, converted into, acquired for or constitutes solely the right to receive other securities, other property, assets or cash, but excluding the consummation of any merger, exchange, tender offer, consolidation or acquisition of the Company with or by another Person pursuant to which the Persons that “beneficially owned,” directly or indirectly, the shares of the Company’s Voting Stock immediately prior to such transaction “beneficially own,” directly or indirectly, immediately after such transaction, shares of the surviving, continuing or acquiring corporation’s Voting Stock representing at least 50% of the total outstanding voting power of all outstanding classes of Voting Stock of the surviving, continuing or acquiring corporation in substantially the same proportion relative to each other as such ownership immediately prior to such transaction;
(f)
the adoption of a plan relating to the Company’s liquidation or dissolution; or
(g)
a Termination in Trading.

“Fundamental Change Repurchase” shall have the meaning set forth in Section 5(c).

“Fundamental Change Repurchase Date” shall have the meaning set forth in Section 5(c).

“Fundamental Change Repurchase Notice” shall have the meaning set forth in Section 5(d).

“Fundamental Change Repurchase Notice Date” shall have the meaning set forth in Section 5(d).

“Fundamental Change Repurchase Price” shall have the meaning set forth in Section 5(c).

“Fundamental Change Share Consideration” shall have the meaning set forth in Section 5(c).

“Fundamental Change Share Price Redemption VWAP” means, with respect to each VWAP Trading Day within the thirty (30) calendar days immediately preceding a Fundamental Change Repurchase Notice pursuant to which the Company has elected to pay the Fundamental Change Repurchase Price with Fundamental Change Share Consideration, the arithmetic average of the VWAPs of such VWAP Trading Days.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

"Group" means a "group" as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

“Guarantors” shall mean the Guarantors (as defined in the Credit Agreement).

“Guarantee” shall have the meaning set forth in Section 6(c) hereof.

“Guarantor Obligations” shall have the meaning set forth in Section 6(c) hereof.

“Holder” and “Holders” shall each have the meaning set forth in the Recitals.

“Indebtedness” means Indebtedness (as defined in the Credit Agreement) for borrowed money.

“Interest” shall have the meaning set forth in Section 2(a) hereof.

“Interest Payment Date” shall have the meaning set forth in Section 2(a) hereof.

“Issuable Note Shares” means, on any date when all or any portion of the Notes are outstanding, the sum of the number of shares of Common Stock: (i) issued pursuant to any conversion of the Notes, or issuable pursuant to a Notice of Conversion delivered, on or prior to such date; (ii) issued as Share Interest prior to such date; (iii) issuable upon full conversion of the Notes on the Maturity Date at the then-current Conversion Price (assuming (x) the payment of PIK Interest on each subsequent Interest Payment Date to the Maturity Date, (y) no limitation on convertibility of the Notes on the Maturity Date and (z) no redemption of any Notes prior to the Maturity Date, and without duplication of shares of Common Stock included in the immediately preceding (i)) and (iv) proposed to be issued as Fundamental Change Share Consideration pursuant to a Fundamental Change Repurchase Notice delivered on or prior to such date.

“Issue Date” means the date of the first issuance of this Note, regardless of any transfers of this Note and regardless of the number of instruments that may be issued to evidence this Note.

“Lead Investor” means GPO FN Noteholder, LLC.

“Loan Parties” shall mean the Loan Parties (as defined in the Subordination Agreement).

“Maturity Date” shall have the meaning set forth in the Recitals.

“Maximum Holders Condition” shall have the meaning set forth in Section 9(i) hereof.

“Maximum Percentage” shall have the meaning set forth in Section 3(d) hereof.

“Maximum Rate” shall have the meaning set forth in Section 9(g) hereof.

“Measurement Price” means, with respect to each VWAP Trading Day within a thirty (30) VWAP Trading Day period, the arithmetic average of the VWAPs of such VWAP Trading Days.

“New York Courts” shall have the meaning set forth in Section 9(d) hereof.

“Non-Call Period” shall have the meaning set forth in Section 5(a) hereof.

“Non-Related Party Assignee” shall have the meaning set forth in Section 9(i) hereof.

“Non-Related Party Assignment” shall have the meaning set forth in Section 9(i) hereof.

“Note” shall have the meaning set forth in the Recitals.

“Notice of Conversion” shall have the meaning set forth in Section 3(a) hereof.

"Option Value" means the value of an option based on the Black and Scholes Option Pricing model obtained from the "OV" function on Bloomberg determined as of (A) the VWAP Trading Day prior to the public announcement of the issuance of the applicable option if the issuance of such Option is publicly announced or (B) the VWAP Trading Day immediately following the issuance of the applicable option if the issuance of such Option is not publicly announced, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable option as of the applicable date of determination, (ii) an expected volatility equal to the greater of 90% and the 100 day volatility obtained from the HVT function on Bloomberg as of (A) the VWAP Trading Day immediately following the public announcement of the applicable option if the issuance of such Option is publicly announced or (B) the VWAP Trading Day immediately following the issuance of the applicable option if the issuance of such option is not publicly announced, (iii) the underlying price per share used in such calculation shall be the highest VWAP of the Common Stock during the period beginning on the VWAP Trading Day prior to the execution of definitive documentation relating to the issuance of the applicable option and ending on (A) the VWAP Trading Day immediately following the public announcement of such issuance, if the issuance of such option is publicly announced or (B) the VWAP Trading Day immediately following the issuance of the applicable option if the issuance of such option is not publicly announced, (iv) a zero cost of borrow and (v) a 360 day annualization factor.

“Optional Redemption Date” shall have the meaning set forth in Section 5(b) hereof.

“Optional Redemption Notice” shall have the meaning set forth in Section 5(a) hereof.

“Optional Redemption Period” shall have the meaning set forth in Section 5(a) hereof.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PIK Interest” shall have the meaning set forth in Section 2(a) hereof.

“Par Call Period” shall have the meaning set forth in Section 5(a) hereof.

“Provisional Call Period” shall have the meaning set forth in Section 5(a) hereof.

“Qualifying Non-Related Party Assignment” shall have the meaning set forth in Section 9(i) hereof.

“Redemption Price” shall have the meaning set forth in Section 5(a) hereof.

“Register” shall have the meaning set forth in Section 3(a) hereof.

“Registered Notes” shall have the meaning set forth in Section 3(a) hereof.

“Related Fund” means, with respect to any Person, a fund or account managed by such Person or an Affiliate of such Person.

“Related Party Assignee” shall have the meaning set forth in Section 9(i) hereof.

“Related Party Assignment” shall have the meaning set forth in Section 9(i) hereof.

“Related Party Transfer” shall have the meaning set forth in Section 3(a) hereof.

“Reported Outstanding Share Number” shall have the meaning set forth in Section 3(d) hereof.

"Required Holders" means the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding.

“SEC” means the U.S. Securities and Exchange Commission and any successor thereto.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Loans” shall mean the Senior Loans (as defined in the Subordination Agreement).

“Share Interest” shall have the meaning set forth in Section 2(a) hereof.

“Share Interest Notice Date” shall have the meaning set forth in Section 2(a) hereof.

“Share Price VWAP” means, with respect to each VWAP Trading Day within the thirty (30) calendar days immediately preceding an Interest Payment Date upon which the Company has elected to pay Share Interest, the arithmetic average of the VWAPs of such VWAP Trading Days.

"Standard Settlement Period" means the standard settlement period, expressed in a number of VWAP Trading Days, on the principal securities exchange or securities market on which the Common Stock is then traded as in effect on the date of delivery of the applicable Notice of Conversion.

“Stockholder Approval” means the approval of holders of the Common Stock pursuant to Rule 312 of the NYSE Listed Company Manual (or its successor) or any other U.S. national securities exchange on which the Common Stock is then listed.

“Subscription Date” shall have the meaning set forth in the Recitals.

“Subordination Agreement” shall have the meaning set forth in Section 6(b) hereof.

“Subsequent Issuance” shall have the meaning set forth in Section 4(b) hereof.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (a) of which a majority of the shares of securities or other Equity Interests having ordinary voting power for the election of directors, managers or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned or (b) the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person and, in the case of this clause (b), which is treated as a consolidated subsidiary for accounting purposes. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Termination of Trading” shall be deemed to occur if the Common Stock (or other common equity into which the Note is then convertible) is not listed for trading on any Eligible Market.

“Transaction Documents” means, collectively, this Note, the Exchange Agreement and the Subordination Agreement.

“Valid Assignment” has the meaning set forth in Section 3(a).

“Voting Stock” means all classes of the Company’s common stock entitled to vote generally in the election of directors.

“VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “NOTE <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume- weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“VWAP Trading Day” means a day on which trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

“Weighted Average Issuance Price” has the meaning set forth in Section 4(b).

Section 2.
Interest; Amounts Outstanding.
(a)
Payment of Interest. The Company shall pay interest on the aggregate unconverted and then-outstanding principal amount (including any PIK Interest paid) of this Note at the rate of 7.50% per annum provided that from and after the occurrence and during the continuance of any Event of Default pursuant to Section 7(a)(i) and/or Section 7(a)(ii), Interest shall accrue hereunder at a rate of 11.25% per annum. Interest shall be payable quarterly in arrears on each of March 31, June 30, September 30 and December 31 (or if any such date is not a Business Day, the first Business Day immediately following such date), beginning on October 2, 2023 (each such date, an “Interest Payment Date”), and on the Maturity Date. Interest payable on the first four Interest Payment Dates shall be paid in-kind by adding such interest to the aggregate unconverted and then-outstanding principal amount of this Note on such Interest Payment Dates (“PIK Interest”) and, thereafter, at the Company’s option, in cash (“Cash Interest”) or in Freely Tradeable shares of Common Stock (“Share Interest” and, together with Cash Interest and PIK Interest, “Interest”); provided that the Company may only elect to pay Interest as Share Interest if no Event of

Default has occurred and is continuing from the applicable Share Interest Notice Date (as defined below) until the related Interest Payment Date, inclusive. For the avoidance of doubt, the Company may only issue shares of Common Stock as Share Interest pursuant to this Section 2(a) to the extent such shares are Freely Tradeable. If the Company elects to pay Share Interest on an Interest Payment Date, the Company shall notify the Holder in writing at least thirty (30) days prior to the applicable Interest Payment Date (“Share Interest Notice Date”) and the number of shares of Common Stock payable as Share Interest on such Interest Payment Date shall be determined by dividing the U.S. Dollar value of such interest payment by the Share Price VWAP; provided, however, that the Company shall make the same election for all Notes then outstanding. Notwithstanding the forgoing, in the event that (i) the Company is prohibited from paying Cash Interest under the Credit Agreement as in effect on the Subscription Date without giving effect to any subsequent amendment, modification, replacement or refinancing, or (ii) the payment of Share Interest on an Interest Payment Date, assuming the payment of PIK Interest on each subsequent Interest Payment Date to the Maturity Date, would require Stockholder Approval, the Company shall be permitted to pay PIK Interest on such Interest Payment Date regardless of whether the payment of PIK Interest would otherwise be permitted pursuant to this Section 2.
(b)
Interest Calculations. Interest on this Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed. Interest shall accrue from the most recent applicable Interest Payment Date (not accounting for any delay in payment described in the last sentence of this Section 2(b)) or, if no Interest has been paid, the Issue Date. Interest shall cease to accrue with respect to any principal amount (including any PIK Interest paid) of this Note converted. If any Interest Payment Date, or other date on when any payment or other obligation hereunder shall be due, is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day, and no interest or other amounts shall accrue for the intervening period.
(c)
Amounts Outstanding. If the Company has caused the Note (or any portion thereof) to be repaid as provided herein, whether a repurchase, redemption or payment at maturity in accordance with the terms hereof, then (i) the Note (or portion thereof) will be deemed, as of the date of such payment, to cease to be outstanding, and (ii) the rights of the Holder of the Note (or such portion thereof), as such, and the obligations of the Company and each Guarantor hereunder, will terminate with respect to the Note (or such portion thereof).
(d)
Notes to Be Converted. If the Company has caused the Note (or portion thereof) to be converted pursuant to Section 3 hereof, then (i) the Note (or portion thereof) will be deemed, as of the date of such payment, to cease to be outstanding, and (ii) the rights of the Holder of the Note (or such portion thereof), as such, and the obligations of the Company and each Guarantor hereunder, will terminate with respect to the Note (or such portion thereof), other than, for the avoidance of doubt, delivery of the Conversion Shares.
(e)
Cessation of Accrual of Interest. Interest will cease to accrue on the Note (or portion thereof) to, but not including, the date that the Note (or portion thereof) is deemed, pursuant to this Section 2, to cease to be outstanding, unless there occurs a default in the payment on the Note (or such portion thereof).
(f)
On the Maturity Date, if any portion of this Note remains outstanding, the Company shall pay to the Holder an amount in cash representing all outstanding principal amount and any accrued and unpaid Interest on such principal amount.
Section 3.
Conversion.
(a)
Voluntary Conversion. From and after the Issue Date, the Holder may, at its option, require the Company to convert all, or any portion, of the then-outstanding principal amount of this Note plus accrued and unpaid interest thereon into shares of Common Stock. The Holder shall request a voluntary conversion under this Section 3(a) by delivering to the Company a notice of conversion, the form of which is attached hereto as Annex A (the “Notice of Conversion”), specifying therein the principal amount of this Note to be converted and the date on which such conversion shall be effected (which date shall be a Business Day of the Holder’s choosing that is no more than ten or fewer than two (2) Business Days after the Holder sends the Notice of Conversion) (such date, the “Conversion Date”). The Company shall maintain a register (the "Register") for the recordation of the names and addresses of the holders of the Note and the principal amount (and stated interest thereon) held by such holders (the "Registered Notes"). A Registered Note may be assigned, transferred or sold in whole or in part only (i) in accordance with Section 9(i) hereof and (ii) by registration of such assignment, transfer or sale on the Register (collectively, a “Valid Assignment”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. Upon a Valid Assignment, the (y) Company shall issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee and (z) Person whose name is recorded in the Register as the owner of a Note pursuant to the Valid Assignment shall be treated as the owner of such Note for all purposes, including, without limitation, the right to receive payments of principal and Interest, if any, hereunder, notwithstanding notice to the contrary. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full principal amount of this Note and any accrued Interest thereon represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Notice of Conversion) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the principal amount and Interest converted and/or paid (as the case may be) and the dates of such conversions, and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.
(b)
Mechanics of Conversion.
(i)
Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the then-outstanding outstanding principal amount (including any PIK Interest paid) of this Note to be converted, plus all accrued and unpaid interest thereon to, but not including, the Conversion Date, as indicated in the applicable Notice of Conversion, by (y) the Conversion Price.
(ii)
Delivery of Conversion Shares Upon Conversion. The Company shall deliver, or cause to be delivered, to the Holder the Conversion Shares no later than the earlier of (i) two (2) VWAP Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period, in each case, following a Conversion Date.
(iii)
Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share to which the Holder would otherwise be entitled upon a voluntary conversion under this Section 3, the number of shares issuable to the Holder shall be rounded to the nearest whole number.
(iv)
Taxes and Expenses. The Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any Conversion Shares upon conversion in a name other than that of the Holder of this Note so converted, and the Company shall not be required to issue or deliver any such Conversion Shares to a Person other than the Holder of this Note so converted until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
(c)
Reserve and Status of Common Stock Issued Upon Conversion. At all times from and after the Issue Date, when any portion of this Note is outstanding, the Company will reserve, out of its authorized but unissued and unreserved shares of Common Stock, a number of shares of Common Stock sufficient to permit the conversion of the then-outstanding principal amount of this Note.
(d)
Beneficial Ownership. Notwithstanding anything to the contrary contained herein, the Company shall not issue any shares of Common Stock pursuant to the terms of this Note, and the Holder shall not have the right to any shares of Common Stock otherwise issuable pursuant to the terms of this Note and any such issuance shall be null and void and treated as if never made, to the extent that after giving effect to such issuance, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the "Maximum Percentage") of the number of shares of Common Stock outstanding immediately after giving effect to such issuance. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable pursuant to the terms of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable (i) pursuant to the terms of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (ii) upon exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 3(d). For purposes of this Section 3(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire pursuant to the terms of the Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (i) the Company's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (ii) a more recent public announcement by the Company or (iii) any other written notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding (the "Reported Outstanding Share Number"). If the Company receives a Notice of Conversion from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Notice of Conversion would otherwise cause the Holder's beneficial ownership, as determined pursuant to this Section 3(d), to exceed the Maximum Percentage, the Holder shall notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Notice of Conversion. For any reason at any time, upon the written or oral request of the Holder, the Company shall use commercially reasonable efforts to within one (1) VWAP Trading Day confirm, orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In the event that the issuance of shares of Common Stock to the Holder upon conversion of this Note would result in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the Holder shall notify the Company in writing to reduce the number of shares so issued by which the Holder's and the other Attribution Parties' aggregate beneficial ownership would exceed the Maximum Percentage (the "Excess Shares") and the issuance of such Excess Shares shall be deemed null and void and shall be cancelled ab initio and any portion of the Note so converted shall be reinstated, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Notes that is not an Attribution Party of the Holder. For purposes of clarity, it is the intent of the Company and the Holder that the shares of Common Stock issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(d) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note.
Section 4.
Certain Adjustments.
(a)
Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”) payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or any payment with respect to, the Note), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction, of which (x) the numerator shall be the number of shares of Voting Stock outstanding immediately before such event and (y) the denominator shall be the number of shares of Voting Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 4(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or Distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.
(b)
Subsequent Issuances. If the Company, at any time while this Note is outstanding, issues or otherwise sells any shares of Common Stock, or any Equity-Linked Securities, in each case at an Effective Price per share of Common Stock that is less than the Conversion Price in effect (before giving effect to the adjustment required by this Section 4(b)) as of the date of the issuance or sale of such shares or Equity-Linked Securities (such an issuance or sale, a “Subsequent Issuance”), then, effective as of the Close of Business on such date, the Conversion Price will be decreased to an amount equal to the Weighted Average Issuance Price. For these purposes, the “Weighted Average Issuance Price” will be equal to:

CP x OS+(EP x X)CP x (OS+X)

where:

CP = such Conversion Price (before giving effect to the adjustment);

OS = the number of shares of Voting Stock outstanding immediately before such Subsequent Issuance;

EP = the Effective Price per share of Common Stock in such Subsequent Issuance; and

X = the sum, without duplication, of (x) the total number of shares of Common Stock issued or sold in such Subsequent Issuance; and (y) the maximum number of shares of Common Stock underlying such Equity-Linked Securities issued or sold in such Subsequent Issuance;

provided, however, that (A) an Exempt Issuance shall not be deemed a Subsequent Issuance and, as a result, the Conversion Price will not be adjusted pursuant to this Section 4(b) as a result of an Exempt Issuance; (B) the issuance of shares of Common Stock pursuant to any such Equity-Linked Securities will not constitute an additional issuance or sale of shares of Common Stock constituting a Subsequent Issuance for the purposes of this Section 4(b) (it being understood any re-pricing thereof will be subject to this Section 4(b)); and (C) in no event will the Conversion Price be increased pursuant to this Section 4(b).

(c)
Calculations. All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 4, the number of shares of Voting Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding. Notwithstanding anything to the contrary in this Section 4, no adjustment shall be made to the Conversion Price unless such adjustment would require a change of at 1% in the Conversion Price, and any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any future adjustment.
(d)
Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 4, the Company shall promptly deliver to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.
(e)
19.99% Share Cap. If, at any time while this Note is outstanding, a Subsequent Issuance, payment of Share Interest or payment of the Fundamental Change Share Repurchase Price with Fundamental Change Share Consideration would cause the Issuable Note Shares to exceed the 19.99% Share Cap, the Company shall not make such Subsequent Issuance, issue Share Interest or pay such Fundamental Change Share Repurchase Price with Fundamental Change Share Consideration, unless the Company has previously obtained the requisite Stockholder Approval.
Section 5.
Optional Redemption; Fundamental Change Repurchase.
(a)
Optional Redemption at Election of Company. The Note is not redeemable by the Company during the period from the Issue Date to and including [●], 2025 (the “Non-Call Period”). During the period following expiration of the Non-Call Period to and including [●], 2027 (the “Provisional Call Period”), the Company shall have the right, at its election, to redeem all, or any portion of the Note, at any time and from time to time, for a cash purchase price equal to the principal amount of that portion of the Note being redeemed, plus any accrued and unpaid interest on such principal amount being redeemed (the “Redemption Price”), provided that (i) the Measurement Price has exceeded $[●](1) (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar corporate event of general applicability occurring to the shares of Common Stock after the Subscription Date) prior to the Optional Redemption Date (as defined below) set forth in the Optional Redemption Notice (as defined below), (ii) the Conversion Shares underlying the principal amount of the Note to be redeemed pursuant to the Optional Redemption Notice shall be Freely Tradeable upon issuance (the "Freely Tradeable Condition"), and (iii) on the delivery date of the Optional Redemption Notice, no Event of Default has occurred and is continuing. During the period following expiration of the Provisional Call Period to, but not including the Maturity Date (the “Par Call Period” and, together with the Provisional Call Period, the “Optional Redemption Period”), the Company shall have the right, at its election, but subject to the satisfaction (or waiver in writing by the Holder) of the Freely Tradeable Condition, to redeem all, or any portion of the Note, at any time and from time to time, for a cash purchase price equal to the Redemption Price. In the event the Note is or will be eligible for optional redemption during the Optional Redemption Period, the Company may, at any time and from time to time after the expiration of the Non-Call Period, deliver a notice to the Holder (an “Optional Redemption Notice”) of its election to redeem some or all of the then-outstanding principal amount of the Note for cash at the Redemption Price. Notwithstanding anything to the contrary in this Section 5, until the Redemption Price is paid in full, the principal amount of the Note to be redeemed pursuant to the Optional Redemption Notice may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3.

(1) 120% of the conversion price as in effect on the Subscription Date.

(b)
Optional Redemption Procedures. In connection with any optional redemption pursuant to Section 5(a) hereof, the Company shall deliver to the Holders an Optional Redemption Notice setting out the principal amount of the Note to be redeemed, any accrued and unpaid Interest thereon and the date fixed for redemption (each, an “Optional Redemption Date”); provided an Optional Redemption Notice must be delivered at least forty (40) Business Days prior to its applicable Optional Redemption Date. Any optional redemption of any principal amount of the Note may, at the Company’s discretion, be subject to one or more conditions precedent. The Optional Redemption Date of any optional redemption that is subject to satisfaction of one or more conditions precedent may, in the Company’s discretion, be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such optional redemption may not occur and any related Optional Redemption Notice may be modified or rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the Optional Redemption Date, or by the Optional Redemption Date so delayed, in either case by providing notice to the Holder; provided that if an Optional Redemption Date is not rescinded within twenty (20) Business Days thereof, the related Optional Redemption Notice shall become irrevocable.
(c)
Fundamental Change Repurchase. If a Fundamental Change occurs at any time prior to the Maturity Date, Company shall have the right to repurchase the Note (a “Fundamental Change Repurchase”) on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than twenty (20) Business Days or more than thirty (30) Business Days following the date of the Fundamental Change Repurchase Notice, and in any event, on or after the date of the Fundamental Change, at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid Interest, if any, thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”). The Company shall pay the Fundamental Change Repurchase Price (i) solely with respect to a Fundamental Change pursuant to subpart (c) of the definition thereof whereby the Company's Class A common stock, par value $0.0001 per share, and Class B common stock, par value $0.0001 per share, are exchanged for, converted into, acquired for or constitutes solely the right to receive other securities, in shares of Common Stock (“Fundamental Change Share Consideration”) so long as such Fundamental Change Share Consideration shall not cause the Issuable Note Shares to exceed the 19.99% Share Cap, provided that following the consummation of such Fundamental Change, such securities received in exchange for such Fundamental Change Share Consideration (x) will be listed and eligible for trading on an Eligible Market and (y) were issued in a transaction registered under the Securities Act or eligible to be sold by the holder thereof without any volume or manner of sale restrictions under the Securities Act pursuant to Rule 144 thereunder and (ii) in all other cases, in cash. If the Company elects to pay the Fundamental Change Repurchase Price with Fundamental Change Share Consideration, the Company shall notify the Holder in connection with the Fundamental Change Repurchase Notice and the number of shares of Common Stock payable as Fundamental Change Share Consideration on such Fundamental Change Repurchase Date shall be determined by dividing the U.S. Dollar value of the Fundamental Change Repurchase Price by the Fundamental Change Share Price Redemption VWAP.
(d)
Fundamental Change Repurchase Notice. Prior to the date on which the Company anticipates consummating a Fundamental Change (or, if later, promptly after the Company discovers that a Fundamental Change may occur), a written notice shall be sent by or on behalf of the Company to the Holder, which notice shall contain the date on which the Fundamental Change is anticipated to be effected (or, if applicable, the date on which a Schedule TO or other schedule, form or report disclosing a Fundamental Change was filed) (the “Fundamental Change Repurchase Notice” and the date such notice is delivered to the Holder, the “Fundamental Change Repurchase Notice Date”). The Fundamental Change Repurchase Notice shall specify:
(i)
the events causing the Fundamental Change;
(ii)
the date of the Fundamental Change;
(iii)
the Fundamental Change Repurchase Price;

(iv)
the Fundamental Change Repurchase Date;
(v)
whether, in accordance with Section 5(c), the Company will pay the Fundamental Change Repurchase Price with cash or Fundamental Change Share Consideration and, if the Company will pay with Fundamental Change Share Consideration, the Fundamental Change Share Price Redemption VWAP;
(vi)
the last date on which a Holder may exercise its conversion rights prior to the Fundamental Change Repurchase Date; and
(vii)
the procedures that the Holder must follow in connection with a Fundamental Change Repurchase,

provided, that, no failure of the Company to give the foregoing notices and no defect therein shall limit the Company’s repurchase rights or affect the validity of the proceedings for the repurchase of the Note pursuant to this Section 5, provided, further that if an anticipated Fundamental Change related to a Fundamental Change Repurchase Date set forth in a Fundamental Change Repurchase Notice has not occurred as of such Fundamental Change Repurchase Date, the Company may, with notice to the Holder, delay the Fundamental Change Repurchase Date specified within such Fundamental Change Repurchase Notice until the related Fundamental Change has occurred.

(e)
Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered by the Company to the Holder at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying the:
(i)
principal amount of the Note with respect to which such notice of withdrawal is being submitted; and
(ii)
principal amount, if any, of the Note that remains subject to the original Fundamental Change Repurchase Notice.
Section 6.
Indebtedness Covenant; Guarantees; Subordination.
(a)
Indebtedness Covenant. Neither the Company nor any Subsidiary shall create, incur, assume or suffer to exist any Indebtedness in excess of 115% of the principal amount of Indebtedness permitted under the terms of the Credit Agreement (including, for the avoidance of doubt, any unfunded committed or uncommitted amounts or incremental term loan commitment permitted thereunder), as in effect on the Subscription Date without giving effect to any subsequent amendment, modification, replacement or refinancing that increases or makes available (including, without limitation, the waiver of any conditions to the availability of such Indebtedness) the principal amount of such Indebtedness in excess thereof; provided that the aggregate principal amount of Senior Obligations (as defined in the Subordination Agreement) incurred under the Credit Agreement shall not exceed the Senior Debt Cap (as defined in the Subordination Agreement).
(b)
Subordination. Notwithstanding anything to the contrary herein, the payment of the obligations evidenced by this Note, including the guarantees set forth in Section 6(c) hereof, and the exercise of the rights of the Holder hereunder are each expressly subject and subordinated to Senior Loans in accordance with the terms of that certain Subordination Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Subordination Agreement”), among Holder, the administrative agent under the Senior Loans, the Loan Parties and each other borrower under the Senior Loans.

(c)
Guarantees. Subject to the provisions of subsections (b) through (g) of this Section 6, each Guarantor who has executed this Note hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to the Holder, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest, on the Note and all other obligations and liabilities of the Company under this Note (including without limitation interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) (a “Guarantee” and all the foregoing being hereinafter collectively called the “Guarantor Obligations”); provided, however, the Guarantee shall be subject to the Subordination Agreement. Each Guarantor further agrees (to the extent permitted by law) that the Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Section 6 notwithstanding any extension or renewal of any Guarantor Obligation.
(i)
Each Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guarantor Obligations and also waives notice of protest for non-payment. Each Guarantor waives notice of any default under the Note or the Guarantor Obligations.
(ii)
Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by the Holder to any security held for payment of the Guarantor Obligations.
(iii)
Except as set forth in Section 6(e), the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guarantor Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantor Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by (a) the failure of the Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under the Transaction Documents; (b) any extension or renewal granted; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Transaction Documents; (d) the release of any security held by the Holder for the Guarantor Obligations or any of them; (e) the failure of the Holder to exercise any right or remedy against any other Guarantor; (f) any change in the ownership of the Company; (g) any default, failure or delay, willful or otherwise, in the performance of the Guarantor Obligations; or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.
(iv)
Each Guarantor agrees that its Guarantee herein shall remain in full force and effect until payment in full of all the Guarantor Obligations or such Guarantor is released from its Guarantee in compliance with Section 6(e) hereof. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Guarantor Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.
(v)
In furtherance of the foregoing and not in limitation of any other right which the Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay any of the Guarantor Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Holder, forthwith pay, or cause to be paid, in cash, to the Holder an amount equal to the sum of (i) the unpaid amount of such Guarantor

Obligations then due and owing and (ii) accrued and unpaid interest on such Guarantor Obligations then due and owing (but only to the extent not prohibited by law).
(vi)
Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holder, on the other hand, (x) the maturity of the Guarantor Obligations guaranteed hereby may be accelerated as provided in this Note for the purposes of its Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantor Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guarantor Obligations, such Guarantor Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Guarantee.
(vii)
Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Holder in enforcing any rights under this Section 6(c).
(d)
Execution and Delivery of Guarantee for Future Guarantors. Each Subsidiary and other Person that is required to become a Guarantor under the Credit Agreement after the date hereof shall accede to this Note as a Guarantor hereunder and the Guarantor Obligations. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular security.
(e)
Limitation on Liability; Termination, Release and Discharge.
(i)
Any term or provision of this Note to the contrary notwithstanding, the obligations of each Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Note, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.
(ii)
Upon the sale or disposition of a Guarantor (by merger, consolidation, the sale of its capital stock or the sale of all or substantially all of its assets (other than by lease)) in a transaction permitted by the Credit Agreement (as in effect on the Subscription Date without giving effect to any subsequent amendment, modification, replacement or refinancing), unless the Guarantor is the surviving entity in such transaction (or the surviving entity is or becomes a direct or indirect Subsidiary of the Company), such Guarantor will be automatically released from all its obligations under this Note and its Guarantee and such Guarantee will terminate; provided, that all the obligations of such Guarantor under the Credit Agreement and related documentation and any other obligations of such Guarantor relating to any other Indebtedness of the Company or its Subsidiaries terminate upon consummation of such transaction; provided, further, that any subsequent amendment, modification, replacement or refinancing of the Credit Agreement may be taken into account for purposes of this Section 6(e)(ii) so long as either (x) such subsequent amendment, modification, replacement or refinancing provides for the use of two-thirds (2/3rd) of the proceeds of such transaction to pay down the Senior Obligations under the Credit Agreement and/or reduce any baskets thereunder or (y) the Holder receives the same ratable consent fee as and when paid to the lenders party to the Credit Agreement in connection with such amendment, modification, replacement or refinancing of the Credit Agreement.
(iii)
Notwithstanding anything to the contrary in this Note, any Guarantee given by a Guarantor incorporated in England and Wales does not apply to any liability to the extent that it would result in the guarantee constituting unlawful financial assistance within the meaning of sections 678 or 679 of the Companies Act 2006.
(f)
Right of Contribution. Each Guarantor hereby agrees that to the extent that any Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Guarantees, such Guarantor shall be entitled to seek and receive contribution from and against the Company, or any other Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 6(f) shall in no respect limit the obligations and liabilities of each Guarantor to the Holder and each Guarantor shall remain liable to the Holder for the full amount guaranteed by such Guarantor hereunder.
(g)
No Subrogation. Notwithstanding any payment or payments made by each Guarantor hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Holder against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Holder for the payment of the Guarantor Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Holder by the Company on account of the Guarantor Obligations are paid in full.
Section 7.
Events of Default.
(a)
Events of Default. Any of the following shall constitute an “Event of Default”:
(i)
a default in the payment when due at Maturity of the principal the Note or otherwise when due pursuant to the terms of this Note;
(ii)
a default for five (5) Business Days in the payment when due of Interest on any Note;
(iii)
a default in the Company’s obligation to convert the Note in accordance with Section 3 upon the exercise of the conversion right with respect thereto, if such default is not cured within five (5) Business Days after its occurrence;
(iv)
other than as specifically set forth in another clause of this Section 7(a), a default in any of the Company’s obligations or agreements under the Note where such default is not cured or waived in writing by the Holder within forty-five (45) days after the occurrence of such default;
(v)
a default by the Company or any of its Subsidiaries with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least $10,000,000 (or its foreign currency equivalent) in the aggregate of the Company or any of its Subsidiaries, whether such indebtedness exists as of the Issue Date or is thereafter created, where such default (A) constitutes a failure to pay the principal of or interest on such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case after the expiration of any applicable grace period; or (B) results in such indebtedness becoming, or being declared, due and payable before its stated maturity;
(vi)
the Company or any of its Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either:
(1)
commences a voluntary case or proceeding;
(2)
consents to the entry of an order for relief against it in an involuntary case or proceeding;

(3)
consents to the appointment of a custodian of it or for any substantial part of its property;
(4)
makes a general assignment for the benefit of its creditors;
(5)
takes any comparable action under any foreign Bankruptcy Law; or
(6)
generally is not paying its debts as they become due;
(vii)
a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either:
(1)
is for relief against Company or any of its Subsidiaries in an involuntary case or proceeding;
(2)
appoints a custodian of the Company or any of its Subsidiaries, or for any substantial part of the property of the Company or any of its Significant Subsidiaries;
(3)
orders the winding up or liquidation of the Company or any of its Subsidiaries; or
(4)
grants any similar relief under any foreign Bankruptcy Law, and, in each case under this Section 7(a)(vii)(4), such order or decree remains unstayed and in effect for at least sixty (60) days;
(viii)
a final judgment or judgments for the payment of money (to the extent not paid or fully covered by insurance maintained in accordance with the requirements of the Credit Agreement and as to which the relevant insurance company has not denied coverage) aggregating in excess of $3,000,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry, assessment or issuance thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; and
(ix)
a default in any of the Company's obligations or agreements under Sections 8(a) or 8(b) of this Note where such default is not cured or waived in writing by the Holder within ninety (90) days after the occurrence of such default.
(b)
Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of the Note, plus accrued and unpaid interest to the extent required by Section 2 hereof and all other amounts owing in respect thereof through the date of acceleration, shall become, at the election of the Holder, immediately due and payable in cash; provided, however, that if an Event of Default specified in Section 7(a)(vi) or Section 7(a)(vii) occurs, the outstanding principal amount of the Note, plus accrued and unpaid interest to the extent required by Section 2 hereof and all other amounts owing in respect thereof through the date of acceleration, shall become and shall automatically be immediately due and payable without any declaration or other act on the part of the Holder. Upon the payment in full of all amounts due to the Holder, the Holder shall promptly surrender this Note to or as directed by the Company. Such acceleration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 7(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.
Section 8.
Reporting. So long as amounts due under this Note remain outstanding, the Company shall furnish to the Holder:

(a)
if the Company is subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, all Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K that the Company is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act within fifteen (15) calendar days after the date that the Company is required to file the same (after giving effect to all applicable grace periods under the Exchange Act); provided, however, that the Company need not send to the Holder any material for which the Company has received, or is seeking in good faith and has not been denied, confidential treatment by the SEC, and any report that the Company files with the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the Holder at the time such report is so filed via the EDGAR system (or such successor); and
(b)
if the Company is not subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, at any time when the Conversion Shares issuable upon conversion of the Note are “restricted securities” (as defined in Rule 144), the information required to be delivered pursuant to Rule 144(c)(2) under the Securities Act.
Section 9.
Miscellaneous.
(a)
Interpretive Provisions. With reference to this Note, unless otherwise specified herein:
(i)
the meanings of defined terms are equally applicable to the singular and plural forms of the defined terms;
(ii)
the words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in this Note shall refer the Note as a whole and not to any particular provision thereof.
(iii)
references in this Note to an Exhibit, Schedule, Article, Section, clause or subclause refer to the appropriate Exhibit or Schedule to, or Article, Section, clause or subclause in this Note;
(iv)
the term “including” is by way of example and not limitation;
(v)
the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form;
(vi)
any reference herein to any Person shall be construed to include such Person’s successors and assigns; and
(vii)
on the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”
(b)
Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by email attachment or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth on the Company’s signature page hereto, or such other email address or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 9(b). Any and all notices or other communications or deliveries to be provided by the Company hereunder, including, without limitation, an Optional Redemption Notice or Fundamental Change Repurchase Notice, shall be in writing and delivered personally or by email attachment or sent by a nationally recognized overnight courier service addressed to the Holder at the email address or address of the Holder appearing on the books of the Company, or if no such email attachment or address appears on the books of the Company, at the principal place of business of the Holder, as set forth in the Exchange Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email attachment to the email address set forth in the Exchange Agreement prior to 5:30 p.m. (District of Columbia time) on any date, (ii) the next VWAP Trading Day after the date of transmission, if such notice or communication is delivered via email attachment to the email address set forth in the Exchange Agreement on a day that is not a VWAP Trading Day or later than 5:30 p.m. (District of Columbia time) on any VWAP Trading Day, (iii) the second VWAP Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service and (iv) upon actual receipt by the party to whom such notice is required to be given.
(c)
Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Note.
(d)
Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(e)
Amendments; Waivers. Any provision of this Note may be amended or waived, and consent to any departure by the Company of the terms of this Note may be granted, by a written instrument executed by the Company and the Required Holders. Any amendment or waiver by the Company and the Required Holders shall be binding on the Holder of this Note and all holders of the other Notes. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion.
(f)
Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances so long as this Note as so modified continues to express, without material change, the original intentions of the Company and the Holder as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the Company or the Holder or the practical realization of the benefits that would otherwise be conferred upon the Company or the Holder. The Company and the Holder will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).
(g)
Usury. Notwithstanding any provision to the contrary contained herein, it is expressly agreed and provided that the total liability of the Company under the this Note (or any other related transaction documents) for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the such documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the such documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the such documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Holder with respect to indebtedness evidenced by the Note and other transaction documents, such excess shall be applied by the Holder to the unpaid principal balance of the Note or be refunded to the Company, the manner of handling such excess to be at the Holder’s election.
(h)
Remedies; Other Obligations. The remedies provided in this Note shall be cumulative and the exclusive remedies for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion, redemption and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).
(i)
Transfer Restrictions. Except as provided in this Section 9(i), the transfer, assignment or participation of any amount of this Note effected by the Holder is subject to the Company’s prior written consent, and the Company reserves the right to refuse to transfer, assign or grant a participation in this Note until such condition has been fulfilled with respect to such transfer, assignment or participation. Notwithstanding the foregoing, a Holder may transfer or assign this Note or any portion thereof (or any shares of Common Stock issuable upon conversion thereof) without the consent of the Company to (i) an Affiliate of the Holder (a “Related Party Assignee” and such an assignment, a "Related Party Assignment") who executes a joinder and becomes party to Sections 2, 5 and 6 of Exchange Agreement and Note, provided, that the Company may continue to deal solely with such assigning or selling Holder unless and until the Holder has delivered a request to assign or sell the Note or portion thereof to the Company for recordation in the Register; or (ii) to a Person who is not a Related Party Assignee (a “Non-Related Party Assignee” and such an assignment, a "Non-Related Party Assignment"), provided the (w) aggregate principal amount of the Note so transferred or assigned is at least $1,000,000, (x) Non-Related Party Assignee is not a direct competitor of the Company that either competes in the same market as the Company with substantially similar products or services or has been identified as a competitor in recent SEC filings by the Company, (y) following such transfer or assignment there shall not be more than twenty (20) holders of Notes (the "Maximum Holders Condition") and (z) the Non-Related Party Assignee executes a joinder and becomes party to Sections 2, 5 and 6 of the Exchange Agreement, Note and such other documentation reasonably requested by the Company (collectively, a "Qualifying Non-Related Party Assignment"). For the avoidance of doubt, a Related Party Assignee shall not (i) cease to be an Affiliate of its affiliated assignor Holder unless, at such time, a transfer or assignment of the Note or any portion thereof then held by the Related Party Assignee to the Related Party Assignee would also satisfy the requirements of a Qualifying Non-Related Party Assignment or (ii) transfer or assign all or any portion of the Note then held by the Related Party Assignee to a Non-Related Party Assignee unless such transfer or assignment is a Qualifying Non-Related Party Assignment. Upon request of the Holder, the Company shall promptly, but in any event, within two (2) Business Days of such request, advise the Holder as to the number of holders of Notes so that the Holder can determine whether any given transfer will comply with the Maximum Holders Condition.

(j)
Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.
(k)
Execution. In the event that any signature to this Note is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file or other electronic transmission (including pdf format and any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” or such other electronic transmission signature page were an original thereof.
(l)
Further Assurances. Each of the Company and the Required Holders hereby agrees, at the sole expense of the Company, to take such actions consistent with the terms of this Note as may be reasonably necessary, including, if necessary, any amendments hereto in accordance with Section 9(e) in order to ensure that Share Interest is Freely Tradeable upon issuance pursuant to the then applicable guidance of the U.S. Securities and Exchange Commission without changing the economic terms set forth in this Note.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Guarantors have caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

FISCALNOTE HOLDINGS, INC.

By:

Name: Timothy Hwang

Title: President and Chief Executive Officer

GUARANTORS:

FISCALNOTE, INC.

By:

Name: Timothy Hwang

Title: Chief Executive Officer and President

CQ-ROLL CALL, INC.

By:

Name: Timothy Hwang

Title: Chief Executive Officer and President

CAPITOL ADVANTAGE LLC

By:

Name: Timothy Hwang

Title: Chief Executive Officer and President

VOTERVOICE, L.L.C.

By: FiscalNote, Inc., its sole manager

By:

Name: Timothy Hwang

Title: Chief Executive Officer and President

SANDHILL STRATEGY LLC

By:

Name: Jon Slabaugh Title: Manager

[Signature Page to Note]

FISCALNOTE INTERMEDIATE HOLDCO, INC. (F/K/A FISCALNOTE HOLDINGS, INC.)

By:

Name: Timothy Hwang

Title: Chief Executive Officer and President

FISCALNOTE HOLDINGS II, INC.

By:

Name: Timothy Hwang

Title: Chief Executive Officer and President

FIRESIDE 21, LLC

By:

Name: Timothy Hwang Title: President

FACTSQUARED, LLC

By:

Name: Timothy Hwang

Title: Chief Executive Officer and President

FRONTIER STRATEGY GROUP LLC

By:

Name: Timothy Hwang

Title: Chief Executive Officer and President

THE OXFORD ANALYTICA INTERNATIONAL GROUP, LLC

By:

Name: Timothy Hwang

Title: Chief Executive Officer and President

OXFORD ANALYTICA INC.

By:

Name: Timothy Hwang

Title: Chief Executive Officer and President

[Signature Page to Note]

FISCALNOTE BOARDS LLC

By:

Name: Timothy Hwang

Title: Chief Executive Officer and President

PREDATA, INC.

By:

Name: Joshua Haecker

Title: Chief Executive Officer

CURATE SOLUTIONS, INC.

By:

Name: Timothy Hwang

Title: Chief Executive Officer and President

FORGE.AI, INC.

By:

Name: Timothy Hwang

Title: Chief Executive Officer and President

OXFORD ANALYTICA LIMITED

By:

Name: Timothy Hwang

Title: Director

DRAGONFLY EYE LIMITED

By:

Name: Timothy Hwang Title: Director

[Signature Page to Note]

Annex A

NOTICE OF CONVERSION

The undersigned hereby elects to convert the 7.50% Senior Subordinated Convertible Promissory Note due [●], 2028 (the “Note”) of FiscalNote Holdings, Inc., a Delaware corporation (the “Company”), held by it into shares of Class A common stock, par value $0.0001 per share, of the Company (the “Common Stock”) according to the conditions contained in the Note, as of the date written below. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Note. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company to effect such conversion.

Conversion Information:

Conversion Date:

Principal Amount of the Note:

Number of Shares of Common Stock to Be Issued:

Signature:

Name:

Address for Delivery of Common Stock Certificates:

or

DWAC Instructions:

Broker No:

Account No:

Exhibit B

Investor Certificate

[Stockholder Letterhead]

[Date]

FiscalNote Holdings, Inc.
1201 Pennsylvania Avenue NW, 6th Floor
Washington, DC 20004
Attention: Senior Vice President, General Counsel & Secretary

Paul Hastings LLP
2050 M Street NW
Washington, DC 20036
Attention: Brandon Bortner

Re: Legend Removal Representation Letter

Ladies and Gentlemen:

The undersigned stockholder (the “Stockholder”) of FiscalNote Holdings, Inc., a Delaware corporation (the “Company”), owns the number of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), set forth under the Stockholder’s name on the signature page hereof (the “Shares”) and is delivering this letter to the Company in connection with the Stockholder’s request to remove the transfer restriction legends under the Securities Act of 1933, as amended (the “Securities Act”), from certificates or book-entry notations issued in the Stockholder’s name with respect to the Shares. In order to induce the Company to provide an instruction letter to the Company’s transfer agent, Continental Stock Transfer & Trust Company (the “Transfer Agent”), and to enable the Transfer Agent to remove the restrictive legends borne by the Shares, the Stockholder hereby represents, warrants and agrees, as follows:

1)
The Stockholder is sophisticated in financial matters and is familiar with the registration requirements under the Securities Act. If the Stockholder is an investment fund, the Stockholder’s chief compliance officer (or the chief compliance officer of the general partner, manager or other entity that manages the Stockholder) has reviewed this letter and is aware that the Stockholder will be executing and delivering this letter to the Company and undertaking the obligations set forth herein.
2)
The Stockholder will only sell or transfer the Shares pursuant to and in a manner contemplated by the Company’s Registration Statement on Form S-3 (File No. 333-[•]) and the prospectus, if any, included therein (as amended from time to time, the “Registration Statement”).
3)
The Stockholder will not sell or transfer the Shares if at any time the Stockholder has received notice from the Company indicating that the Registration Statement is unavailable for the offer and sale of the Shares, unless the Stockholder provides the Company with advance notice of such sale or transfer and an opinion of counsel that the proposed sale or transfer is in compliance with the Securities Act.
4)
Any applicable prospectus delivery requirements of the Securities Act will be satisfied in connection with a sale or transfer of the Shares.
5)
The Stockholder will comply with all applicable securities laws and regulations in connection with a sale or transfer of the Shares.
6)
There are no applicable contractual restrictions that would prohibit the sale or transfer of the Shares.

The Stockholder will provide the Company with any update to the Stockholder’s contact information set forth on the signature page hereof for purposes of any notification to be delivered to the Stockholder relating hereto. The Stockholder hereby acknowledges and agrees that each of the Company and Paul Hastings LLP, or the Company’s then current outside counsel (collectively, the “Authorized Recipients”), and may each rely upon the completeness and accuracy of this representation letter. The Stockholder will indemnify the Authorized Recipients, and hold each of the Authorized Recipients harmless, from and against all loss, damage, claim, liability and expense arising out of or resulting from the breach of any representation, warranty or covenant herein.

[Signature Page Follows]

Yours truly,

Name of Stockholder: _____________________________

Signature: ______________________________

Name of Signatory (of Entity):

Title of Signatory: